SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2009

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2009, Achillion Pharmaceuticals, Inc. (the “Company”) entered into a Standby Equity Distribution Agreement (the “SEDA”) with YA Global Master SPV Ltd. (“YA Global”) pursuant to which the Company may, at its sole and exclusive option, periodically sell to YA Global shares of its common stock, $0.0001 par value per share (the “Common Stock”) for a total purchase price of up to fifteen million dollars ($15,000,000). Each advance under the SEDA shall not be more than $300,000. Advance notices may be given to YA Global once every five trading days. For each share of Common Stock purchased pursuant to an advance under the SEDA, YA Global will pay to the Company ninety-five (95%) of the lowest volume weighted average price of the Common Stock on the NASDAQ Global Market during the five (5) consecutive trading days following delivery by the Company of an advance notice. Under the SEDA, the Company cannot begin to take advances until such time as it files with the Securities and Exchange Commission (“SEC”) a registration statement which registers the resale of the shares of Company Common Stock to be issued to YA Global, and such registration statement is declared effective by the SEC. Additionally, any advance under the SEDA which causes YA Global to own more than 9.99% of the Company’s Common Stock will be automatically withdrawn. The Company is not obligated to utilize any of the $15 million available under the SEDA and there are no minimum commitments or minimum use penalties.

The SEDA has a term of two years beginning July 1, 2009 and may be terminated by the Company at any time. The Company has granted YA Global customary indemnification rights in connection with the SEDA. YA Global has also granted the Company customary indemnification rights in connection with the SEDA.

The Company issued YA Global an aggregate of 191,302 shares of its Common Stock as a commitment fee in connection with the transaction. The Company has also paid to Yorkville Advisors, LLC, YA Global’s general partner, a due diligence and structuring fee of $25,000.

The foregoing is a summary of the terms of the SEDA and is, therefore, qualified in its entirety by reference to the full text of the SEDA which is attached as an exhibit to this Form 8-K.

Item 8.01. Other Events.

On July 6, 2009, the Company issued a press release announcing entry into the SEDA. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Standby Equity Distribution Agreement, dated as of July 1, 2009, by and between Achillion Pharmaceuticals, Inc. and YA Global Master SPV Ltd.

99.1	Press release issued by Achillion Pharmaceuticals, Inc. on July 6, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2009

ACHILLION PHARMACEUTICALS, INC.

By:	/s/ Mary Kay Fenton
Mary Kay Fenton
Chief Financial Officer